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                                          Filing Under Rule 424(b)(3)
                                          Registration File No. 33-60982

                                          Dealer:   Donaldson, Lufkin & Jenrette
                                                     Securities Corporation
                                          Address:  140 Broadway, NY, NY 10005
                                          Contact:  Greg Brown
                                          Cusip #:  87924FCL8

Pricing Supplement No. 60 (amended) Dated November 29, 1995
(To Prospectus dated August 7, 1995 and
Prospectus Supplement dated August 7, 1995)

                            TCI COMMUNICATIONS, INC.
               MEDIUM TERM NOTES, SERIES B - SENIOR FLOATING RATE

  Trade Date:                              November 27, 1995           Initial Interest Rate:          6.625%

  Principal Amount:                        $40,000,000                 Currency:                       U.S. Dollars

  Stated Maturity Date:                    December 20, 2000           Original Issue Date:            November 30, 1995

  Issue Price:                             100.0%                      Net Proceeds to Issuer:         $39,800,000

  Selling Agent's Commission:              $200,000                    Min. Denomination:              $1,000


Form:            X        Book-Entry
                 -
                          Certified
                 -

Interest:
         Base Rate:           CD Rate                  Commercial Paper Rate         X   LIBOR
                          --                       --                                --
                              Federal Funds Rate       Other (see attached)              Prime Rae
                          --                       --                                --
                              Treasury Rate
                          --

Interest Reset Dates:      Two business days before interest payment date.
Interest Payment Date:     Quarterly, on the third Wednesday of March, June,
                             September and December
Interest Reset Period:     Quarterly           Maximum Interest Rates:  N/A
Interest Payment Period:   Quarterly           Minimum Interest Rates:  N/A
Spread:                    3 mo.  LIBOR +.75 (Telerate Page 3750)

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                               N/A
         Initial Redemption Price:                              N/A
         Annual Redemption Price Reduction:                     N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                          The Notes can be repaid prior to maturity at the
                 -        option of the holder

         Repayment Price:          N/A        Repayment Date:     N/A

Original Issue
Discount Note:           Yes
                 -
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       December 20, 2000